Exhibit 99.1

CĪON INVESTMENT CORPORATION ANNOUNCES OPERATING RESULTS

FOR IMMEDIATE RELEASE
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NEW YORK, NY (August 14, 2013)  – CĪON Investment Corporation (“CĪON”), a middle market loan fund that is structured as a non-traded business development company, provides an overview of its operating results for the period ended June 30, 2013.

Financial Highlights:

•	Total investment return was 6.05%1 during the six months ended June 30, 2013.

•	CĪON declared cash distributions to shareholders totaling $0.3557 per share during the six months ended June 30, 2013, which were fully covered by estimated taxable income.

•
Since its commencement of operations on December 17, 2012, CĪON increased its gross share price four times. CĪON’s gross share price increased from $10.00 to $10.24, a cumulative increase of $0.24 per share.

•	As of June 30, 2013, CĪON had an interest in investments in 54 portfolio companies, of which2:

o	97.6% were senior secured investments (76.4% first lien, 21.2% second lien); and
o	100% were floating rate investments.

•
As of June 30, 2013, CĪON’s portfolio of owned investments consisted of 21 portfolio companies with an average and median EBITDA (a non-GAAP measure commonly used by lenders to evaluate a company’s profitability) of approximately $50.7 million and $37.9 million, respectively.3

Certain Information About Distributions

The determination of the tax attributes of CĪON’s distributions is made annually as of the end of CĪON’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. CĪON intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on a Form 1099-DIV. The payment of future distributions on CĪON’s common stock is subject to the discretion of the Board and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

CĪON may fund its cash distributions to shareholders from any sources of funds available to it, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense reimbursements from ICON Investment Group, LLC (“IIG”), which are subject to recoupment. To date, distributions have not been paid from offering proceeds or borrowings, although a portion of CĪON’s distributions to shareholders may be deemed to constitute a return of capital for tax purposes. CĪON has not established limits on the amount of funds it may use from available sources to make distributions. For a significant time after the commencement of its offering, a substantial portion of CĪON’s distributions may result from expense reimbursements from IIG, which are subject to repayment by CĪON within three years. The purpose of this arrangement is to avoid such distributions being characterized as returns of capital. Shareholders should understand that any such distributions are not based on CĪON’s investment performance, and can only be sustained if CĪON achieves positive investment performance in future periods and/or IIG continues to make such expense reimbursements. Shareholders should also understand that CĪON’s future repayments will reduce the distributions that they would otherwise receive.  There can be no assurance that CĪON will achieve such performance in order to sustain these distributions, or be able to pay distributions at all.  IIG has no obligation to provide expense reimbursements to CĪON in future periods.

1Total investment return is a measure of the change in total value for shareholders who held CĪON’s common stock at the beginning and end of the period, including distributions paid or payable during the period. Total investment return is based on (i) the beginning period net asset value per share on the first day of the period, (ii) the net asset value per share on the last day of the period, of (A) one share plus (B) any fractional shares issued in connection with the reinvestment of monthly distributions, and (iii) the value of distributions payable, if any, on the last day of the period. The total investment return calculation assumes that (i) monthly cash distributions are reinvested in accordance with CĪON’s distribution reinvestment plan and (ii) the fractional shares issued pursuant to the distribution reinvestment plan are issued at 95% of the then public offering price on each monthly distribution payment date. The total investment return does not consider the effect of the sales load from the sale of CĪON’s common stock. The total investment return includes the effect of the issuance of shares at a net offering price that is greater than net asset value per share, which causes an increase in net asset value per share. Total returns covering less than a full period are not annualized.

Total returns are presented on a “net” basis and reflect management and incentive fees, organization and offering expenses, interest expense on borrowed funds and other related expenses that are borne by investors in CĪON, but excluding all sales commissions and dealer manager fees. If these had been deducted, performance would have been lower.

2Data includes Total Return Swap (“TRS”) reference assets that are owned and held by a counterparty to the TRS agreement.

3Data excludes TRSreference assets that are owned and held by a counterparty to the TRS agreement.

ABOUT CĪON INVESTMENT CORPORATION

CĪON is a middle-market loan fund that is structured as a publicly registered, unlisted business development company.  CĪON offers individual investors the opportunity to invest primarily in the senior-secured debt of private U.S. middle market companies.  CĪON leverages the experience of its adviser – CĪON Investment Management, LLC, an ICON Investments company – and its sub-adviser – Apollo Investment Management, L.P., a subsidiary of Apollo Global Management, LLC – to meet its investment objective of generating current income and, to a lesser extent, long-term capital appreciation for its investors.  For more information, please visit www.cioninvestmentcorp.com.

ABOUT ICON

ICON Investments (“ICON”) provides innovative alternative investment solutions to individual and institutional investors through publicly-registered programs, private funds, and separately managed accounts.  As part of its business strategy, ICON has a growing suite of integrated alternative solutions for the intermediary channel, which currently includes: ICON ECI Fund Sixteen, ICON Oil & Gas Fund, and CĪON.  ICON and its affiliates have managed investments for more than 58,000 investors and made more than $4.5 billion in total investments. ICON distributes its current sponsored offerings through its affiliated dealer-manager, ICON Securities, LLC.  For more information, please visit www.iconinvestments.com.

ABOUT APOLLO

Apollo Global Management, LLC together with its subsidiaries (“Apollo”) is a leading global alternative investment manager with offices in New York, Houston, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $113 billion as of June 30, 2013, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

FORWARD LOOKING STATEMENTS

The information in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are identified by words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions, including references to assumptions and forecasts of future results. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  CĪON undertakes no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in its expectations.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CĪON’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which CĪON filed with the Securities and Exchange Commission (“SEC”) on August 14, 2013, as well as CĪON’s other reports filed with the SEC. A copy of CĪON’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and CĪON’s other reports filed with the SEC can be found on CĪON’s website at www.cioninvestmentcorp.com and the SEC’s website at www.sec.gov.

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